                                                                      EXHIBIT 99

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

    The following Pro Forma Condensed Consolidated Balance Sheet at June 30, 1996 reflects the historical consolidated balance sheets of IMED and IVAC Holdings, adjusted to give effect to the Transactions (assuming that all Existing Senior Notes are tendered in the Debt Tender Offer and Consent Solicitation), as if such transactions had occurred at June 30, 1996. The IVAC Holdings historical balance sheet at June 30, 1996 includes adjustments required to record the River Divestiture, including the write-down of River's assets to their estimated fair value and the accrual of discontinuation costs of $7.8 million.

    At the date of closing, the Company will account for the Merger as a purchase and all required purchase accounting adjustments to record assets and liabilities at their estimated fair values will be made based on the actual purchase price and actual levels of the IVAC Holdings assets acquired and liabilities assumed. The purchase price of the Merger is subject to adjustment based on certain factors such as the total IVAC Holdings cash and debt balances at the Merger Closing. Any adjustment to the purchase price will affect the amount allocated to intangible assets and will affect the amortization of intangibles in subsequent periods.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

    The following Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and six months ended June 30, 1995 are based on the respective historical consolidated statements of operations of IMED and IVAC Holdings, adjusted to give effect to the Transactions and the River Divestiture, as if such transactions had occurred on January 1, 1995.

    The following Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1996 is based on the historical unaudited results of operations of IMED and IVAC Holdings, adjusted to give effect to the Transactions and the River Divestiture, as if such transactions had occurred on January 1, 1996.

    The Pro Forma Condensed Consolidated Statements of Operations reflect certain cost savings that management has identified related to elimination of duplicative costs for functional areas and facilities. However, the Pro Forma Condensed Consolidated Statements of Operations do not reflect certain additional cost savings and synergies that management has identified related to areas such as vendor consolidation and research and development costs (other than in connection with facilities consolidations).

    The unaudited pro forma financial statements are based on assumptions the Company believes are reasonable, including those related to cost savings arising from the Company's integration plans, and which the Company believes are both factually supportable and directly attributable to the Merger.

    The following pro forma financial data are not necessarily indicative of the Company's results of operations that might have occurred had such transactions been completed at the beginning of the periods specified, and do not purport to represent what the Company's consolidated results of operations might be for any future period.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                 AT JUNE 30, 1996
                                                           -------------------------------------------------------------
                                                                        IVAC                  TRANSACTIONS     COMPANY
                                                             IMED     HOLDINGS    COMBINED     ADJUSTMENTS    PRO FORMA

                         ASSETS

Current Assets:

  Cash and cash equivalents..............................  $     271  $   7,657   $   7,928    $   258,000(A)  $   1,915
                                                                                                   120,500(B)
                                                                                                 (232,750)(C)
                                                                                                 (165,763)(D)
                                                                                                    22,000(E)
                                                                                                   (8,000)(F)
  Receivables, net.......................................     23,863     54,483      78,346                      78,346
  Inventory..............................................     17,964     38,456      56,420         10,000(C)     66,420
  Prepaid expenses and other current assets..............      3,542      2,311       5,853          2,700(G)      8,553
                                                           ---------  ---------  -----------                 -----------
    Total current assets.................................     45,640    102,907     148,547                     155,234
Net investment in sales type and direct financing leases
  and long-term contract receivables.....................     14,055     18,427      32,482                      32,482
Property, plant and equipment, net.......................     13,116     45,931      59,047                      59,047
Other non-current assets.................................      5,457        500       5,957          7,000(A)     31,700
                                                                                                     4,500(B)
                                                                                                    15,000(C)
                                                                                                     (757)(D)
Intangible assets........................................     45,494     22,518      68,012        260,476(C)    328,488
                                                           ---------  ---------  -----------                 -----------
    Total assets.........................................  $ 123,762  $ 190,283   $ 314,045                   $ 606,951
                                                           ---------  ---------  -----------                 -----------
                                                           ---------  ---------  -----------                 -----------

 LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:

  Accounts payable.......................................  $   7,416  $  16,474   $  23,890                   $  23,890
  Accrued expenses and other liabilities.................     12,208     50,277      62,485    $  (11,000)(C)     70,435
                                                                                                     1,050(D)
                                                                                                     8,000(F)
                                                                                                   (6,000)(H)
  Short-term debt and current portion of long-term
    debt.................................................        149     17,500      17,649       (11,200)(A)     13,849
                                                                                                    15,000(D)
                                                           ---------  ---------  -----------                 -----------
    Total current liabilities............................     19,773     84,251     104,024                     108,174
Long-term debt...........................................      9,091    141,765     150,856      (253,800)(A)    384,693(I)
                                                                                                 (125,000)(B)
                                                                                                   (4,750)(C)
                                                                                                   149,713(D)
Other non-current liabilities............................      5,761      1,243       7,004                       7,004
                                                           ---------  ---------  -----------                 -----------
    Total liabilities....................................     34,625    227,259     261,884                     499,871

Common stock and capital in excess of par................     77,058     33,844     110,902         33,844(C)     99,058
                                                                                                  (22,000)(E)
Retained earnings/(accumulated deficit)..................     11,867    (71,505)    (59,638)      (71,505)(C)      7,810
                                                                                                       757(D)
                                                                                                     6,000(H)
                                                                                                   (2,700)(G)
Cumulative translation adjustment and other..............        212        685         897            685(C)        212
                                                           ---------  ---------  -----------                 -----------
    Total stockholder's equity (deficit).................     89,137    (36,976)     52,161                     107,080
                                                           ---------  ---------  -----------                 -----------
    Total liabilities and stockholder's equity...........  $ 123,762  $ 190,283   $ 314,045                   $ 606,951
                                                           ---------  ---------  -----------                 -----------
                                                           ---------  ---------  -----------                 -----------

   See accompanying notes to Pro Forma Condensed Consolidated Balance Sheet.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(A) Reflects receipt of gross proceeds of $265,000 from the initial borrowing under the New Credit Facility, net of issuance costs of $7,000 which have been included in other non-current assets.

    New Credit Facility consists of the following:

Term loan facilities..............................................  $ 265,000
Revolving credit facility.........................................         --
                                                                    ---------
    Total New Credit Facility.....................................    265,000
Current portion...................................................     11,200
                                                                    ---------
Long-term.........................................................  $ 253,800
                                                                    ---------
                                                                    ---------

 (B) Reflects receipt of gross proceeds of $125,000 from the issuance of the Notes, net of $3,750 of selling commissions and $750 of offering expenses which have been reflected as debt issuance costs and included in other non-current assets.

 (C) Reflects the allocation of the total Merger cost:

Cash Merger Consideration.........................................  $ 226,250
Estimated transaction fees in addition to debt issuance costs.....      6,500
                                                                    ---------
  Total cash payments in connection with Merger...................    232,750
                                                                    ---------

Elimination of book value of net assets acquired:
Common stock and capital in excess of par.........................    (33,844)
Accumulated deficit...............................................     71,505
Cumulative translation adjustment and other.......................       (685)
                                                                    ---------
  Net stockholders' deficit.......................................     36,976
                                                                    ---------
    Excess of cost over book value................................  $ 269,726
                                                                    ---------
                                                                    ---------
Allocation of excess cost over book value:

Amount assigned to inventory......................................  $  10,000
Deferred tax assets...............................................     15,000
Severance, bonus and restructuring related to IVAC personnel and facilities (see Note (G) below for IMED restructuring
  charges)........................................................    (11,000)
Premium payable in connection with the Debt Tender Offer
  and Consent Solicitation........................................     (4,750)
Amount assigned to intangible assets..............................    260,476
                                                                    ---------
    Total.........................................................  $ 269,726
                                                                    ---------
                                                                    ---------

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(D) Reflects the retirement of the following long-term and current debt obligations and related accrued interest:

                                                                           ACCRUED
                                                                 DEBT     INTEREST     TOTAL
Current debt:

IVAC existing bank credit facility..........................  $   15,000  $     206  $   15,206
                                                              ----------  ---------  ----------
Long term debt:
Existing Senior Notes (including redemption premium and
  consent fees of $4,750)...................................     104,750        771     105,521
Junior Subordinated Notes of IVAC Holdings..................      36,203         --      36,203
IMED Existing Credit Facility (1)...........................       8,760         73       8,833
                                                              ----------  ---------  ----------
    Total long-term debt....................................     149,713        844     150,557
                                                              ----------  ---------  ----------
    Total current and long-term debt........................  $  164,713  $   1,050  $  165,763
                                                              ----------  ---------  ----------
                                                              ----------  ---------  ----------

------------------------

(1) The Pro Forma Condensed Consolidated Balance Sheet also includes the write-off of related unamortized debt issuance costs of $757.

 (E) Reflects the Capital Contribution from Advanced Medical.

 (F) Reflects $8,000 payment to Eli Lilly and Company which is anticipated to be made by IVAC Holdings prior to the consummation of the Merger and will be paid from existing cash balances and/or with borrowings under IVAC's existing revolving credit facility.

(G) Reflects tax benefit at an estimated statutory rate of 40% related to IMED restructuring costs of $6,000 and $757 write-off of unamortized debt issuance costs related to IMED's Existing Credit Facility.

(H) Reflects $6,000 non-recurring restructuring charge related to the closure of certain IMED facilities and severance payments.

 (I) Excludes approximately $11,000 principal amount of additional indebtedness incurred pursuant to IMED's Existing Credit Facility after June 30, 1996 in connection with IMED's repurchase of certain European distribution rights. All amounts outstanding under IMED's Existing Credit Facility will be paid in connection with the Transactions.

    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31, 1995
                                          ---------------------------------------------------------------------------------
                                                                                    RIVER
                                                        IVAC                     DIVESTITURE     TRANSACTIONS     COMPANY
                                            IMED      HOLDINGS     COMBINED    ADJUSTMENTS (A)   ADJUSTMENTS     PRO FORMA
Net sales...............................  $ 112,551     $240,971     $353,522  $        (794  )                 $  352,728
Cost of sales...........................     63,270      157,869      221,139         (5,357  )     $(6,600    (B)    209,182
                                          ---------  -----------  -----------                                   -----------
Gross margin............................     49,281       83,102      132,383                                      143,546
                                          ---------  -----------  -----------                                   -----------

Selling and marketing...................     16,567       43,994       60,561         (3,006  )      (2,850    (B)     54,705
General and administrative..............      8,893       28,381       37,274         (3,478  )       8,683   (C)     41,579
                                                                                                       (900    (B)
Research and development................      7,386       12,083       19,469           (790  )        (250    (B)     18,429
Purchased research and development......         --       22,883       22,883        (12,755  )                     10,128
Restructuring...........................         --        5,944        5,944           (103  )                      5,841
Other operating expense, net............         --        1,497        1,497                                        1,497
                                          ---------  -----------  -----------                                   -----------
  Total operating expenses..............     32,846      114,782      147,628                                      132,179
                                          ---------  -----------  -----------                                   -----------
  Income (loss) from operations.........     16,435      (31,680)     (15,245)                                      11,367
                                          ---------  -----------  -----------                                   -----------
Other income (expense):
  Interest income (G)...................      2,361        3,506        5,867                                        5,867
  Interest expense......................     (2,052)     (27,969)     (30,021)           163        (36,902    (D)    (43,020 )
                                                                                                     23,740   (E)
  Other, net............................       (379)          --         (379)                                        (379 )
                                          ---------  -----------  -----------                                   -----------
                                                (70)     (24,463)     (24,533)                                     (37,532 )
                                          ---------  -----------  -----------                                   -----------
Income (loss) before income taxes.......     16,365      (56,143)     (39,778)                                     (26,165 )
Provision for (benefit from) income
  taxes.................................      8,099         (378)       7,721          3,831         (7,952    (F)      3,600
                                          ---------  -----------  -----------  ---------------  --------------  -----------
Net income (loss).......................  $   8,266  $   (55,765) $   (47,499) $      21,027        $(3,293   ) $  (29,765 )
                                          ---------  -----------  -----------  ---------------  --------------  -----------
                                          ---------  -----------  -----------  ---------------  --------------  -----------
OTHER DATA:
  Income (loss) from operations.........  $  16,435  $   (31,680) $   (15,245) $      24,695    $     1,917     $   11,367
  Depreciation and amortization.........      6,542       20,950       27,492         (1,199  )       7,883         34,176
  Inventory purchase accounting
    adjustment..........................         --       14,774       14,774                                       14,774
  Restructuring.........................         --        5,944        5,944           (103  )                      5,841
  Purchased research and development....         --       22,883       22,883        (12,755  )                     10,128
  Lease/contract interest income........      2,361        3,013        5,374                                        5,374
                                          ---------  -----------  -----------  ---------------  --------------  -----------
  Adjusted EBITDA.......................  $  25,338  $    35,884  $    61,222  $      10,638         $9,800     $   81,660
                                          ---------  -----------  -----------  ---------------  --------------  -----------
                                          ---------  -----------  -----------  ---------------  --------------  -----------

    See accompanying notes to Pro Forma Condensed Consolidated Statements of
                           Operations and Other Data.

    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                   SIX MONTHS ENDED JUNE 30, 1995
                                           ------------------------------------------------------------------------------
                                                                                 RIVER
                                                        IVAC                  DIVESTITURE    TRANSACTIONS      COMPANY
                                             IMED     HOLDINGS   COMBINED   ADJUSTMENTS(A)    ADJUSTMENTS     PRO FORMA
Net sales................................  $  57,976  $ 118,791  $ 176,767    $      (300)                    $ 176,467
Cost of sales............................     33,440     84,749    118,189         (2,077)   $  (3,300)(B)      112,812
                                           ---------  ---------  ---------                                  -------------
Gross margin.............................     24,536     34,042     58,578                                       63,655
                                           ---------  ---------  ---------                                  -------------

Selling and marketing....................      8,914     22,860     31,774         (1,394)      (1,425)(B)       28,955
General and administrative...............      4,371     12,168     16,539         (1,521)       4,341(C)        18,909
                                                                                                  (450)(B)
Research and development.................      3,991      7,250     11,241           (398)        (125)(B)       10,718
Purchased research and development.......         --     19,883     19,883         (9,755)                       10,128
                                           ---------  ---------  ---------                                  -------------
  Total operating expenses...............     17,276     62,161     79,437                                       68,710
                                           ---------  ---------  ---------                                  -------------
  Income (loss) from operations..........      7,260    (28,119)   (20,859)                                      (5,055)
                                           ---------  ---------  ---------                                  -------------
Other income (expense):
  Interest income (G)....................      1,158      1,609      2,767                                        2,767
  Interest expense.......................     (1,199)   (13,197)   (14,396)            66      (18,451)(D)      (21,169)
                                                                                                11,612(E)
  Other, net.............................       (145)        --       (145)                                        (145)
                                           ---------  ---------  ---------                                  -------------
                                                (186)   (11,588)   (11,774)                                     (18,547)
                                           ---------  ---------  ---------                                  -------------
Income (loss) before income taxes........      7,074    (39,707)   (32,633)                                     (23,602)
Provision for (benefit from) income            3,019     (2,821)       198          3,831       (3,029)(F)        1,000
  taxes..................................
                                           ---------  ---------  ---------  ---------------  -------------  -------------
Net income (loss)........................  $   4,055  $ (36,886) $ (32,831)   $    11,080    $  (2,851)       $ (24,602)
                                           ---------  ---------  ---------  ---------------  -------------  -------------
                                           ---------  ---------  ---------  ---------------  -------------  -------------
OTHER DATA:
  Income (loss) from operations..........  $   7,260  $ (28,119) $ (20,859)   $    14,845    $     959        $  (5,055)
  Depreciation and amortization..........      3,191      9,900     13,091           (554)       3,941           16,478
  Inventory purchase accounting                   --     14,774     14,774                                       14,774
    adjustment...........................
  Purchased research and development.....         --     19,883     19,883         (9,755)                       10,128
  Lease/contract interest income.........      1,158      1,485      2,643                                        2,643
                                           ---------  ---------  ---------  ---------------  -------------  -------------
  Adjusted EBITDA........................  $  11,609  $  17,923  $  29,532    $     4,536    $   4,900        $  38,968
                                           ---------  ---------  ---------  ---------------  -------------  -------------
                                           ---------  ---------  ---------  ---------------  -------------  -------------

    See accompanying notes to Pro Forma Condensed Consolidated Statements of
                           Operations and Other Data.

    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                   SIX MONTHS ENDED JUNE 30, 1996
                                           -------------------------------------------------------------------------------
                                                                                 RIVER
                                                        IVAC                  DIVESTITURE    TRANSACTIONS      COMPANY
                                             IMED     HOLDINGS   COMBINED   ADJUSTMENTS(A)    ADJUSTMENTS     PRO FORMA
Net sales................................  $  54,091  $ 112,762  $ 166,853     $    (373)                     $  166,480
Cost of sales............................     29,677     65,633     95,310        (2,787)      $(3,300)(B)         89,223
                                           ---------  ---------  ---------                                  --------------
Gross margin.............................     24,414     47,129     71,543                                         77,257
                                           ---------  ---------  ---------                                  --------------

Selling and marketing....................      8,862     19,668     28,530           (819  )     (1,425    (B)        26,286
General and administrative...............      4,589     12,060     16,649           (719  )      4,341   (C)        19,821
                                                                                                   (450    (B)
Research and development.................      3,789      4,913      8,702           (199  )       (125    (B)         8,378
Restructuring............................         --     17,396     17,396        (17,396  )                           --
                                           ---------  ---------  ---------                                  --------------
    Total operating expenses.............     17,240     54,037     71,277                                         54,485
                                           ---------  ---------  ---------                                  --------------
    Income (loss) from operations........      7,174     (6,908)       266                                         22,772
                                           ---------  ---------  ---------                                  --------------
Other income (expense):
  Interest income(G).....................      1,217      1,465      2,682                                          2,682
  Interest expense.......................       (674)    (9,279)    (9,953)           121       (18,451    (D)       (19,584 )
                                                                                                  8,699   (E)
                                           ---------  ---------  ---------                                  --------------
                                                 543     (7,814)    (7,271)                                       (16,902 )
                                           ---------  ---------  ---------                                  --------------
Income (loss) before income taxes........      7,717    (14,722)    (7,005)                                         5,870
Provision for (benefit from) income
  taxes..................................      3,310        726      4,036          2,782        (5,018    (F)         1,800
                                           ---------  ---------  ---------        -------    -------------  --------------
Net income (loss)........................  $   4,407  $ (15,448) $ (11,041) $      18,886       $(3,775   ) $       4,070
                                           ---------  ---------  ---------        -------    -------------  --------------
                                           ---------  ---------  ---------        -------    -------------  --------------
OTHER DATA:
  Income (loss) from operations..........  $   7,174  $  (6,908) $     266  $      21,547    $      959     $      22,772
  Depreciation and amortization..........      3,400     10,139     13,539           (748  )      3,941            16,732
  Restructuring..........................         --     17,396     17,396        (17,396  )                           --
  Lease/contract interest income.........      1,217      1,224      2,441                                          2,441
                                           ---------  ---------  ---------        -------    -------------  --------------
  Adjusted EBITDA........................  $  11,791  $  21,851  $  33,642  $       3,403        $4,900     $      41,945
                                           ---------  ---------  ---------        -------    -------------  --------------
                                           ---------  ---------  ---------        -------    -------------  --------------

    See accompanying notes to Pro Forma Condensed Consolidated Statements of
                           Operations and Other Data.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(A) In June 1996, IVAC decided to discontinue River's operations and to divest River's assets. River's primary assets include patents, technologies, trade secrets, inventories, and manufacturing equipment. As a result of the River Divestiture, pro forma adjustments have been made to eliminate the historical operating results of River and the related income tax impact to IVAC Holdings.

 (B) In connection with the Merger, management has performed a review of operating activities of IVAC and IMED and identified duplicative costs that will be eliminated in connection with the Merger. The most significant of these eliminations will be achieved through head count reductions and closure of redundant manufacturing and headquarters facilities.

    Total cost savings resulting from head count reductions, assuming such reductions had occurred at the beginning of each pro forma period, would have been $3,000 for the year ended December 31, 1995 and $1,500 for the six months ended June 30, 1995 and 1996, and have been allocated to operating expenses as follows:

                                                                                               SIX MONTHS ENDED
                                                                               YEAR ENDED      JUNE 30, 1995 AND
                                                                              DEC. 31, 1995          1996
        Selling and marketing...............................................    $   2,600          $   1,300
        General and administrative..........................................          400                200
                                                                                   ------             ------
                                                                                $   3,000          $   1,500
                                                                                   ------             ------
                                                                                   ------             ------

    Due to excess capacity at the manufacturing facilities of both IMED and IVAC, management has decided to consolidate IMED's existing San Diego manufacturing operations at IVAC's San Diego facility. Total cost savings resulting from this facility consolidation, assuming such consolidation had occurred at the beginning of each pro forma period, would have been $6,600 for the year ended December 31, 1995 and $3,300 for the six months ended June 30, 1995 and 1996.

    In addition, as a result of the head count reductions described above, management has decided to consolidate the headquarters of IMED with IVAC's existing San Diego headquarters. Total cost savings resulting from this consolidation, assuming such consolidation had occurred at the beginning of each pro forma period, would have been $1,000 for the year ended December 31, 1995 and $500 for the six months ended June 30, 1995 and 1996 and have been allocated to operating expenses as follows:

                                                                                               SIX MONTHS ENDED
                                                                               YEAR ENDED      JUNE 30, 1995 AND
                                                                              DEC. 31, 1995          1996
        Selling and marketing...............................................    $     250          $     125
        General and administrative..........................................          500                250
        Research and development............................................          250                125
                                                                                   ------             ------
                                                                                $   1,000          $     500
                                                                                   ------             ------
                                                                                   ------             ------

    Management has identified additional costs savings related to volume discounts expected to be received in connection with the consolidation of suppliers and vendors, as well as planned cost savings related to the consolidation of research and development programs. Estimated cost savings related to these items are not deemed to qualify for pro forma adjustments under Regulation S-X and, accordingly, have been excluded from such adjustments.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
              STATEMENTS OF OPERATIONS AND OTHER DATA (CONTINUED)

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

 (C) Reflects amortization of increased intangible assets (primarily goodwill) using an estimated useful life of 30 years. No adjustment to cost of sales has been made in the pro forma condensed consolidated statements of operations related to the purchase accounting adjustment made to inventory as it will result in a non-recurring increase to cost of sales when such inventory is sold.

(D) Reflects interest expense related to the borrowings under the New Credit Facility and the Notes:

                                                                               YEAR ENDED     SIX MONTHS ENDED
                                                                                DEC. 31,      JUNE 30, 1995 AND
                                                                                  1995              1996
        New Credit Facility (at an assumed weighted average
          interest rate of 8.5%)............................................   $   22,590         $  11,295
        Amortization of issuance costs......................................        1,049               525
        Notes (at an assumed interest rate of 10.25%).......................       12,813             6,406
        Amortization of issuance costs......................................          450               225
                                                                              ------------          -------
                                                                               $   36,902         $  18,451
                                                                              ------------          -------
                                                                              ------------          -------

    A 1/4% change in the actual interest rate applicable to the Notes would change pro forma interest expense by $313 and $156 for the year ended December 31, 1995 and for the six months ended June 30, 1995 and 1996, respectively.

 (E) Reflects elimination of interest expense, including amortization of debt issuance costs in connection with the Refinancing, the Debt Tender Offer and Consent Solicitation (assuming that all Existing Senior Notes are tendered in the Debt Tender and Consent Solicitation) and the Junior Notes Repayment:

                                                                            YEAR
                                                                           ENDED       SIX MONTHS     SIX MONTHS
                                                                          DEC. 31,        ENDED          ENDED
                                                                            1995      JUNE 30, 1995  JUNE 30, 1996
        IMED Existing Credit Facility.................................   $    1,897    $     1,118     $     631
        IVAC existing credit facility (1).............................        3,286          1,514           850
        Existing Senior Notes.........................................        1,465             --         4,976
        Junior subordinated notes of IVAC Holdings....................        3,961          1,980         2,242
        Bridge notes of IVAC Medical Systems (2)......................       13,131          7,000            --
                                                                        ------------  -------------       ------
                                                                         $   23,740    $    11,612     $   8,699
                                                                        ------------  -------------       ------
                                                                        ------------  -------------       ------

    ----------------------------

    (1) In addition to interest on the $15,000 of indebtedness outstanding at June 30, 1996 under IVAC's existing revolving credit facility that will be repaid in the Refinancing, the elimination of interest expense related to IVAC includes interest on $14,000 of bank debt which was repaid with the proceeds received from the issuance of the Existing Senior Notes by IVAC Medical Systems during November 1995.

    (2) Bridge notes of IVAC Medical Systems were repaid in full with the proceeds from the issuance of the Existing Senior Notes in November 1995. Accordingly, all interest expense and write-off and amortization of debt issuance costs related to the bridge notes have been eliminated in the Pro Forma Condensed Consolidated Statements of Operations and Other Data for the year ended December 31, 1995 and the six months ended June 30, 1995.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
              STATEMENTS OF OPERATIONS AND OTHER DATA (CONTINUED)

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

    Pro forma interest expense does not reflect interest savings attributable to the repayment of approximately $25,000 principal amount of IVAC debt in November 1995 with the proceeds of the sale of IVAC's San Diego manufacturing and office facility. Assuming the sale had occured at January 1, 1995, interest expense would have been reduced by $3,159 and $1,303 for the year ended December 31, 1995 and six months ended June 30, 1995, respectively.

 (F) Reflects adjustment to income tax expense related to the Transactions. The pro forma income tax expense represents the expected taxes on the pro forma pretax income (loss) which is primarily foreign taxes.

(G) Interest income consists of lease/contract interest income and interest income on actual cash balances.

                              PRO FORMA LIQUIDITY

    Following consummation of the Transactions, the Company expects to meet its liquidity needs and capital expenditures requirements with cash flow from operations and borrowings under the New Credit Facility. Following consummation of the Transactions, the Company's primary use of funds will be to fund capital expenditures and strategic acquisitions, and to pay debt service on outstanding indebtedness.

    At June 30, 1996, on a pro forma basis, the Company's outstanding indebtedness would have been approximately $398.5 million, including approximately $265.0 million outstanding pursuant to the New Credit Facility and $125.0 million outstanding pursuant to the Notes. Borrowings under the New Credit Facility will bear interest at floating rates based, at the Company's option, on the Eurodollar Rate or a prime rate.

    In addition to the indebtedness incurred pursuant to the New Credit Facility and the Notes, in connection with the Transactions, the Company will assume IVAC's obligations to Siemens Infusion Systems Ltd. These obligations relate to the payment of additional purchase consideration related to the acquisition of the MiniMed product line (the predecessor product line to MedSystem III) and provide for the payment of the greater of $3.0 million per year or 8% of the prior year's product sales in 1997 through 1999.

    Immediately following the Transactions, annual amortizations of the
Company's indebtedness are expected to be approximately $   million, $   million
and $   million for 1997, 1998 and 1999, respectively.

    As described in the Notes to the Pro Forma Condensed Consolidated Balance Sheet, the amount expected to be outstanding under the New Credit Facility immediately following the Transactions will be approximately $11.0 million higher than the amount set forth in the Pro Forma Condensed Consolidated Balance Sheet as a result of borrowings by IMED after June 30, 1996 used to finance the repurchase of European distribution rights. In addition, the Company expects that during the first quarter following the closing of the Transactions, it will incur approximately $12.0 million of additional indebtedness under the New Credit Facility to pay restructuring costs related to the Transactions. On a pro forma basis, after payment of the restructuring charges and the additional IMED borrowings, the Company would have approximately $27.0 million of available borrowing capacity under the $50.0 million revolving credit facility.

    Although the Company is not a guarantor of Advanced Medical's 7 1/4% Convertible Debentures due 2002 (the "Convertible Debentures"), Advanced Medical has no significant operations other than the operations of IMED and, following the Transactions, will continue to be dependent upon the Company to fund its debt service requirements and other operating expenses. As of June 30, 1996, the outstanding principal amount of the Convertible Debentures was $16.2 million. The Convertible Debentures provide for semi-annual interest payments of approximately $0.6 million and mature on January 15, 2002. The Indenture and the New Credit Facility will permit the Company to fund interest payments on the Convertible Debentures and to make limited distributions to Advanced Medical to fund operating expenses and to pay income taxes; however, the Indenture and the New Credit Facility will restrict distributions to Advanced Medical to fund the repayment of the Convertible Notes at maturity.

    In addition to routine capital expenditures that are expected to be consistent with the combined historical capital expenditures of IMED and IVAC, the Company expects to make a total of approximately $10.0 million of capital and operating expenditures during 1997 and 1998 for the acquisition and implementation of a new enterprise-wide information system. In addition, the Company may incur additional capital expenditures with respect to leasehold improvements in connection with the consolidation of the operations of IMED and IVAC.

    The Company believes that it will generate sufficient cash flow from operations to fund its operations, make planned capital expenditures and make required payments of principal and interest under the New Credit Facility and interest on the Notes; however, the Company may not generate sufficient cash flow from operations to repay the Notes at maturity. Accordingly, the Company may have to refinance the Notes at or prior to maturity or sell assets or raise equity capital to repay the principal amount of the Notes. In addition, the Company's ability to fund its operations, to make planned capital expenditures and to make scheduled principal and interest payments will be dependent on the Company's future operating performance, which is itself dependent on a number of factors, many of which the Company cannot control, including prevailing economic conditions, availability of other sources of liquidity, and financial, business, regulatory and other factors affecting the Company's business and operations.